UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2016

VECTOR GROUP LTD.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-5759	65-0949535
(Commission File Number)	(I.R.S. Employer Identification No.)

4400 Biscayne Boulevard, Miami, Florida	33137
(Address of Principal Executive Offices)	(Zip Code)

(305) 579-8000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On February 29, 2016, Vector Group Ltd. (the “Company”) and J. Bryant Kirkland III, the Vice President, Treasurer and Chief Financial Officer of the Company, entered into a letter agreement (the “Kirkland Amendment”) amending Mr. Kirkland’s Employment Agreement with the Company dated as of January 27, 2006. The amendment increased the amount of annual target bonus opportunity to be received by Mr. Kirkland under the Company’s 2014 Management Incentive Plan from 25% to 33.33% of base salary for years beginning after December 31, 2015. Effective January 1, 2016, Mr. Kirkland’s annual base salary was increased from $425,000 to $500,000.

The foregoing description of the Kirkland Amendment is qualified in its entirety by reference to the Kirkland Amendment, which is included as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits

Exhibit Index

10.1	Amendment to Employment Agreement, dated as of February 29, 2016, by and between Vector Group Ltd. and J. Bryant Kirkland III.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTOR GROUP LTD.

By:	/s/ Richard J. Lampen
Richard J. Lampen
Executive Vice President

Date: March 4, 2016